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                                                                   EXHIBIT 23(C)

                        CONSENT OF INDEPENDENT AUDITORS



    We consent to the reference to our firm as experts under the caption "Independent Accountants" in this Amendment No. 1 to Registration Statement on Form S-3 and related Prospectus of Lehman Brothers Holdings Inc. (the "Company") and Lehman Brothers Holdings Capital Trust I, Lehman Brothers Holdings Capital Trust II and Lehman Brothers Holdings Capital Trust III (collectively, the "LBH Trusts") for the registration of Debt Securities, Preferred Stock and Depositary Shares of the Company, Preferred Securities of the LBH Trusts and Guarantees of the Company of Preferred Securities issued by the LBH Trusts and to the incorporation by reference therein of our report dated January 7, 1998 with respect to the consolidated financial statements and financial statement schedule of the Company included in its Annual Report on Form 10-K for the year ended November 30, 1997, filed with the Securities and Exchange Commission.



                                                      /s/ ERNST & YOUNG LLP

                                                        Ernst & Young LLP


New York, New York
April 28, 1998